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                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62765 & 333-80801) of Global Imaging Systems, Inc. of our report dated October 11, 1999 appearing on pages 1 and 2 of the Annual Report on Form 11-K of the Global Imaging Systems, Inc. 401(k) Retirement Plan for the fiscal year ended March 31, 1999.



PRICEWATERHOUSECOOPERS LLP
Tampa, Florida
October 11, 1999




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